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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus pertaining to The Timken Share Incentive Plan of The Timken Company and to the incorporation by reference therein of our report dated February 18, 2003, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Canton, Ohio
May 16, 2003